Exhibit 99.2

Weida Communications’ China Operating Unit Signs Strategic Cooperation Agreement With
China Telecom
Arrangement Will Offer Redundancy, Disaster Recovery, and Internet
Services to China Telecom’s Major Customers Throughout China

FORT LAUDERDALE, Fla., Aug. 31 /PRNewswire-FirstCall/ — Weida Communications, Inc. (OTC Bulletin Board: WDAC.OB), said Guangzhou Weida Communications Ltd., its operating partner in China, signed a strategic cooperation agreement with China Telecom under which Weida will offer its satellite transmission equipment and network as part of a disaster recovery program and back-up system for China Telecom’s major accounts and will furnish Internet capability. The arrangement covers all of China Telecom’s divisions.

“The scope of this project is an outstanding fit with Weida’s capabilities,” said Mitchell Sepaniak, Weida Communications’ chairman and chief executive officer. “Our China operation holds one of only two licenses for bi-directional VSAT communications in China and is one of only a few companies able to handle this high-profile, nationwide project. In addition, through Weida in the United States the company has access to management, financial, and technological skills that accelerate its readiness to move forward with this significant project quickly and successfully.”

Sepaniak added, “The Weida business model — an entity managed under American business practices, compliant with U.S. securities regulations, and with an operating unit in China — enables U.S. investors to participate directly in that vibrant business climate.”

China’s national telecommunications company selected Guangzhou Weida from among 15 providers. “Not only is this a significant achievement for Guangzhou Weida but also an affirmation of the expertise and reach that it has assembled. This has the potential of being its largest contract so far,” Sepaniak observed. He said that with the technological foundation for two-way satellite communications already in place, Guangzhou Weida could be making installations related to this agreement by the fourth quarter.

The next step will be cooperative efforts between Guangzhou Weida and each China Telecom division to market and sell the satellite transmission equipment and network as part of a disaster recovery program and back-up system for China Telecom’s major accounts. The government of the Peoples Republic of China has mandated that large companies have such capabilities, and Weida — using U.S.-made Viasat equipment with its demonstrated high-quality performance and durability — is a recognized leader in supplying the services that meet security, redundancy, remote monitoring, and high-speed data transmission qualifications.

“The arrangement with China Telecom demonstrates the key role that satellite communication plays in China’s fast-growing telecommunications market,” Sepaniak said. “The satellite-based systems that China Telecom and Guangzhou Weida will offer can be deployed more quickly than traditional telephone service and accommodate a broader range of telecommunications services, advantages that are essential in a dynamic economy.”

Weida Communications expects to receive both equipment payments and continuing service-related fees from purchase orders from China Telecom accounts. Specific terms weren’t disclosed.

Weida Communications’ revenues from the cooperation agreement depend on China Telecom’s end-user accounts placing purchase orders, and there is not likely to be a material amount of revenue for Weida from this arrangement before 2005’s first quarter.

Weida Communications, Inc. is a U.S.-managed company which participates in the fast-growing China telecommunications market through its majority profit- sharing interest in and control of one of only two companies in China holding licenses for bi-directional VSAT (Very Small Aperture Terminal) satellite communications services, an attractive telecommunications solution in China with its exploding demand for telecommunications, dense urban areas, and extensive mountainous terrain. Weida’s satellite operations in China provide ground-based equipment and related services to support government and corporate applications, including broadband Internet access, remote meter monitoring, and mission-critical data backup systems. For more information, visit the Weida Communications, Inc. Web site at http://www.weida.com.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of the management of Weida Communications, Inc. (the Company) only, and are subject to a number of risk factors and uncertainties, including but not limited to the need for equity financing in order to consummate the acquisition of Guangzhou Weida, limited operating history, Weida Communications’ historical and likely future losses, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on the provision of VSAT-based communications services for the majority of its revenues, changes in technology and market requirements, decline in demand for the Company’s products, inability to timely develop and introduce new technologies, products and applications, difficulties or delays in absorbing and integrating acquired operations, products, technologies and personnel, loss of market share, and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those described therein. We undertake no obligation to update these forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting the Company, refer to the Company’s reports filed from time to time with the Securities and Exchange Commission, including the information about risk factors provided in the section entitled, “Risk Factors Associated with the Exchange,” in the definitive Proxy Statement relating to the share exchange filed with the SEC on May 14, 2004, by the Company.